Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form S-8 of our reports dated August 13, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1997 and to the reference to us as experts in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
New York, New York
April 14, 1998